NEWS RELEASE

Clifton Bancorp Inc. Announces Results of its Annual Meeting of Stockholders

          Clifton, New Jersey – August 7, 2015.  Clifton Bancorp Inc. (Nasdaq Global Select Market: CSBK) (the “Company”) announced today the results of its annual meeting of stockholders that was held on August 6, 2015.  Approximately 93.6% of all outstanding shares were present or represented by proxy. The director nominees, Messrs. John H. Peto and Joseph C. Smith, received affirmative votes of approximately 93.6% and 96.6%, respectively, of the votes cast, excluding abstentions and broker non votes.  Messrs. Peto and Smith have been re-elected to serve three year terms, expiring in 2018. In addition, (1) 96.5% of the votes cast voted in favor of the Company’s 2015 Equity Incentive Plan; (2) 99.3% of the votes cast voted in favor of the ratification of the appointment of BDO USA, LLP as independent auditors for the Company for the fiscal year ending March 31, 2016, and (3) 97.6% of the votes cast voted in favor of the advisory vote on the compensation of the Company’s named executives.

Contact:  Bart D’Ambra
                 973-473-2200